As filed with the Securities and Exchange Commission on August 19,2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTTRIP, INC.

(Exact name of registrant as specified in its charter)

Nevada	4724	27-1865814
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 400

Sunrise Florida, 33323

(954) 526-9688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Kerby

Chief Executive Officer

NextTrip, Inc.

1560 Sawgrass Corporate Parkway, Suite 400

Sunrise Flordia 33323

(954) 526-9688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Ficksman, Esq.

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, CA 90067

(310) 789-1290

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto, that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 19,2026

3,402,063 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholder named in this prospectus or any post-effective amendment to the registration statement of which this prospectus is a part (collectively with any of such stockholder’s transferees, pledgees, assignees, distributees, donees, or successors-in-interest, the “selling stockholder”) of up to 3,402,063 shares of our common stock (the “Shares”), which are comprised of: (i) 2,371,135 shares of common stock (the “Conversion Shares”) issuable upon conversion of that certain Senior Secured Convertible Promissory Note in the principal amount of $4,600,000 (the “Note”) issued to the selling stockholder at an initial conversion price of $3.88 per share, subject to adjustment; and (ii) up to 1,030,928 shares of common stock (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants (the “Warrants”) at an initial exercise price of $3.88 per share, subject to adjustment, issued to the selling stockholder, in each case pursuant to a Securities Purchase Agreement we entered into with the selling stockholder on July 21, 2026. See the section of this prospectus entitled “The July 2026 Convertible Note Transactions” for additional information regarding the transactions that we entered into with Lind Global Fund III LP, including a summary of the terms and conditions of the agreements we entered into with the selling stockholder. See the section of this prospectus entitled “Selling Stockholder” for additional information regarding the selling stockholder.

The selling stockholder may offer and sell these shares from time to time in a number of different ways and at varying prices, including through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC (the “Nasdaq”), at prices different than prevailing market prices, or at privately negotiated prices. The selling stockholder may sell our Shares directly, or may sell them through brokers or dealers. There is no termination date of the selling stockholder’s offering. The selling stockholder is not required to sell any of the Shares and there is no assurance that the selling stockholder will sell any or all of the Shares covered by this prospectus.

We are not offering any Shares for sale under this prospectus and we will not receive any of the proceeds from the sale of these Shares by the selling stockholder. We have agreed to pay all expenses relating to registering these Shares. The selling stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our common stock.

Our common stock is traded on Nasdaq under the symbol “NTRP.” The last reported sale price of our common stock on Nasdaq on August 17, 2026 was $1.40 per share.

You should read this prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 4 of this prospectus and the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. As permitted by the Rules and Regulations of the SEC, the registration filed by us includes additional information not contained in this prospectus. By using this registration process, the selling stockholder named in this prospectus may offer and sell shares of our common stock from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the selling stockholder named herein may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the selling stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the selling stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the selling stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

NextTrip, Inc., the NextTrip logo and other trademarks or service marks of NextTrip appearing in this prospectus are the property of NextTrip, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 4 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended February 28, 2026, before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “NextTrip” refer to NextTrip, Inc. and its subsidiaries.

Business Overview

We are a technology-forward travel and media company operating at the intersection of premium content and travel commerce. We believe the travel industry is undergoing a structural shift toward video-led discovery, personalized planning, and seamless booking experiences, where consumers increasingly move from inspiration to transaction within connected digital environments. Our strategy is designed to capture this shift.

We combine premium travel content, global audience reach, proprietary booking technology, and concierge-supported travel services into a unified ecosystem designed to guide consumers across the full travel journey—from inspiration and discovery to planning, booking, and servicing.

We market our travel services through several core brands, including NextTrip Vacations (direct-to-consumer leisure travel), Five Star Alliance (luxury hotel and cruise bookings), and TA Pipeline (groups travel). Our specialty platforms include PayDlay (a deferred payment booking option), the Groups Platform (for destination weddings, conferences, and conventions), and the Travel Agent Platform. Our Media segment properties—JOURNY.tv, GoUSA TV content and platforms, the KCGM Joint Venture across Southeast Asia, and Travel Magazine—provide destination content designed to drive high-intention traffic into our Travel segment booking platforms and generate independent advertising revenue.

Because we are at an early stage of commercial development and have only nominal revenues to date, our ability to implement our business plan depends on our ability to successfully expand our supplier relationships, attract customers, and secure adequate capital to fund marketing and future product development. There can be no assurance that we will be able to do so.

Recent Developments

On July 21, 2026, we entered into a Securities Purchase Agreement with the Selling Stockholder pursuant to which we received $4,000,000 in funding in exchange for a Senior Secured Convertible Promissory Note in the principal amount of $4,600,000 and a warrant for the purchase of 1,030,928 shares of our common stock.

Additional information regarding the foregoing is set forth under the heading “The July 2026 Convertible Note Transactions.”

Corporate Information

We were incorporated as Messidor Limited in Nevada on December 23, 1985, and changed our name to Framewaves Inc. in 2001. On September 27, 2010, we changed our name to Sigma Labs, Inc. On May 17, 2022, we began doing business as Sigma Additive Solutions, and on August 9, 2022, changed our name to Sigma Additive Solutions, Inc. On March 13, 2024, we changed our name to NextTrip, Inc.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (954) 526-9688. Our website address is www.nexttrip.com. Unless expressly noted, none of the information on our corporate website is part of this prospectus or any prospectus supplement.

1

THE OFFERING

Shares offered by the selling stockholder	Up to an aggregate of 3,402,063 shares of our common stock, which consists of (i) 2,371,135 Conversion Shares, and (ii) 1,030,928 Warrant Shares.

Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the Shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the Shares by the selling stockholder. However, upon the selling stockholder’s exercise of the Warrants by payment of cash, we will receive the exercise price of the Warrants. We cannot predict if, when and in what amounts the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised or may be exercised via cashless exercise, in which case we would not receive any cash proceeds. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. You should read the “Risk Factors” section of this prospectus beginning on page 4 and the other information included or incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Market symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “NTRP.”

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainties related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiaries, volatility of our stock price, and any other factors discussed in this and other registrant filings with the SEC.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward- looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

●	our anticipated needs for working capital;

●	our ability to secure additional financing;

●	the potential exercise of warrants held by and the conversion of the Note issued to the selling stockholder;

●	our ability to continue as a going concern;

●	we have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future;

●	regulatory or legal developments in the United States and other countries;

●	the level of expenses related to our product development and operations;

●	our efforts to expand our products and our business; and

●	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to invest in our securities. The occurrence of any of the events or developments described below and in our filings with the SEC could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the SEC are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the SEC could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

Investors who buy shares at different times will likely pay different prices.

The selling stockholder will have discretion as to whether and when it converts the Conversion Shares and exercises the Warrants, as well as if, when and at what price they resell the Conversion Shares and the Warrant Shares. As a result, investors who purchase Shares from the selling stockholder in this offering at different times will likely pay different prices for those Shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the Shares they purchase from the selling stockholder in this offering as a result of future sales made by the selling stockholder to purchasers at prices lower than the prices such investors paid for their shares in this offering.

The sale of a substantial number of shares of our common stock by the selling stockholder may cause the price of our common stock to decline.

We are registering for resale by the selling stockholder up to 3,402,063 Shares. If the selling stockholder sells, or the market perceives that the selling stockholder intends to sell, a substantial number of Shares in the public market, the price of our common stock may decline. The Shares if sold in the market all at once or at approximately the same time, could depress the market price of our common stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We may not have the ability to raise the funds necessary to settle repayments of the Note in cash.

Beginning one hundred twenty (120) days from the issuance date of the Note, we will be required to repay the outstanding principal amount of the Note in fourteen consecutive monthly installments of cash, Repayment Shares (as defined in the Note), or a combination of cash and Repayment Shares, at our option, provided that no portion of the outstanding principal amount may be paid in Repayment Shares unless such Repayment Shares (A) may be immediately resold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), by a person that is not an affiliate of the Company, or (B) are registered for resale under the Securities Act and a registration statement is in effect and lawfully usable to effect immediate sales of such Repayment Shares. If we do not meet the conditions for repayment in Repayment Shares, we will be required to make such monthly payments in cash. However, we may not have enough available cash or be able to obtain financing at the time we are required to make such payments on the Note or at its maturity. In addition, any cash payments would reduce the amount of cash available for our operations, which could have a material and adverse effect on our business.

4

The selling stockholder has conversion rights under the Note, the exercise of which could result in the issuance of a substantial amount of our Shares at a significant discount to the trading price of our Shares.

The Note is convertible at the selling stockholder’s option into shares of our common stock at an initial conversion price of $3.88 per share, subject to any adjustments set forth in the Note including an adjustment in the event that, subject to certain exceptions, we issue shares or derivative securities where the purchase price, exercise price or conversion price is lower than the then conversion price. However, upon the occurrence of an Event of Default (as defined in the Note), we will be obligated to pay the selling stockholder an amount equal to 120% of the then-outstanding principal amount of the Note depending on the nature of the Event of Default, and Lind may declare the Note due and payable, in addition to any other remedies under the Transaction Documents (as defined in the Purchase Agreement). Additionally, upon the occurrence of an Event of Default or an event which with the passage of time may result in an Event of Default, the selling stockholder may convert all or a portion of the outstanding principal amount of the Note at the lower of (i) the then-current Conversion Price (as defined in the Note) and (ii) eighty-five-percent (85%) of the average of the three (3) lowest daily VWAPs during the twenty (20) trading days prior to the delivery of the notice of conversion, which could significantly dilute our stockholders. If we experience an Event of Default under the Note, we may experience a material adverse effect on our liquidity, financial condition, and results of operations.

Our management will have broad discretion over the use of the net proceeds received in connection with cash exercises of the Warrants by the selling stockholder, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. However, upon the selling stockholder’s exercise of the Warrants by payment of cash, we will receive the exercise price of the Warrants. Our management will have broad discretion as to the use of the proceeds from the exercise of Warrants by the selling stockholder, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you purchase the shares of common stock being offered hereunder by the selling stockholder.

You may experience further dilution as a result of the exercise of additional warrants.

If the holders of our remaining common stock warrants elect to exercise such warrants, we will issue up to an additional 6,047,861 shares of our common stock, assuming any beneficial ownership limitations do not apply.

Sales of a substantial number of shares of our common stock following the warrant exercises, or the perception that such sales could occur, could cause the market price of our common stock to decline significantly, increase its volatility, and make it more difficult for us to raise capital through future equity offerings.

5

THE JULY 2026 CONVERTIBLE NOTE TRANSACTIONS

The following provides a summary of the transactions entered into with the selling stockholder pursuant to which it received, or is entitled to receive, the shares of our common stock being registered hereby for resale by the selling stockholder. The following summaries of such transactions do not purport to be complete and are subject to, and qualified in their entirety by, the forms of transaction documents entered into in connection with such transactions, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated herein by reference. You should carefully read this entire prospectus, including the information incorporated herein by reference.

On July 21, 2026, we entered into and consummated a securities purchase agreement (the “SPA”) with Lind Global Fund III LP, a Delaware limited partnership (“Lind”). Under the SPA, we received $4,000,000 in funding from Lind in exchange for the issuance to Lind of a Senior Secured Convertible Promissory Note in the principal amount of $4,600,000 (the “Note”) and a Common Stock Purchase Warrant for the purchase of 1,030,928 shares of our common stock at a price of $3.88 per share, subject to adjustment, and exercisable for five years (the “Warrant” and, together with the Note, the “Securities”). As additional consideration to Lind, we paid a commitment fee in the amount of $120,000, which was deducted from the funding. The SPA contained customary representations and warranties of the Company and Lind, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Note, which does not accrue interest, is to be repaid in 14 consecutive monthly installments in the amount of $328,571 beginning 120 days from the issuance date. While the Note is outstanding, Lind may elect with respect to no more than two monthly payments to increase the amount of such monthly payment up to $750,000, upon notice to the Company. The monthly payments due under the Note may be made by the issuance of common stock valued at the Repayment Share Price (as defined below), cash in an amount equal to 1.04 times the required payment amount, or a combination of cash and shares of our common stock. The “Repayment Share Price” is defined in the Note as 90% of the average of the five lowest daily volume weighted average prices of one share of the Company’s common stock during the 20 trading days prior to the payment date. The Note sets forth certain conditions that must be satisfied before we may make any monthly payments in shares of common stock.

The Note may be converted by Lind from time to time at a price of $3.88 per share, (the “Conversion Price”). The Conversion Price is subject to adjustments from customary corporate events such as splits and stock dividends. In addition, except for Exempted Securities (as defined in the Note), in the event that the Company issues any additional shares of common stock or securities convertible into or exercisable for such shares at an effective price below the then Conversion Price, the Conversion Price will be reduced to such effective price. The dollar amount of any conversions by Lind will be applied toward upcoming Note payments in reverse chronological order. The Note may be prepaid in whole upon written notice on any business day after the earlier to occur of (i) the resale registration statement for the shares underlying the Note being declared effective by the Securities and Exchange Commission or (ii) the date that the shares issued pursuant to conversion of the Note may be immediately resold under Rule 144 without restriction on the number of shares to be sold or the manner of sale; but in the event of a prepayment notice, Lind may convert up to one-third of principal amount due at the lesser of the Repayment Share Price or the Conversion Price.

Issuance of shares of common stock upon repayment or conversion of the Note (the “Note Shares”) and upon exercise of the Warrant (the “Warrant Shares”) is subject to an ownership limitation equal to 4.99% of the Company’s outstanding shares of common stock; provided that such limitation may be increased to up to 9.99% (and may, for the avoidance of doubt, also be decreased to 4.99%) pursuant to the terms of the SPA. Additionally, the issuance in the aggregate of any Note Shares and Warrant Shares in excess of 19.99% of the outstanding common stock shall be subject to stockholder approval in accordance with Nasdaq Listing Rule 5635(d).

Upon the occurrence of any Event of Default (as defined in the Note), the Note will become immediately due and payable and the Company must pay Lind an amount equal to 120% of the then outstanding principal amount of the Note, in addition to any other remedies under the Note or the other Transaction Documents. Events of Default include, among others, failure of the Company to make any Note payment when due, a default in any indebtedness or adverse judgements in excess of threshold amounts, the failure of the Company to instruct its transfer agent to issue unlegended certificates in certain circumstances, our shares of common stock no longer being publicly traded or listed on a national securities exchange, any stop order or trading suspension restricting the trading in our common stock for a specified period, the announcement of an intention to pursue or consummate a Change of Control (as defined in the SPA), the failure to file reports or filings required by the SEC, and our market capitalization falling below a threshold amount for a specified period, each as defined in the Note.

6

The Note contains certain negative covenants applicable to the Company and its subsidiaries for so long as the Note remains outstanding, including, without limitation: (i) a prohibition on entering into any prohibited transactions without Lind’s prior written consent; (ii) a restriction on the sale, lease, transfer or other disposition of any collateral (including equity interests in any subsidiary) unless such disposition is in the ordinary course of business or the net cash proceeds thereof are applied to repay the Note; (iii) a restriction on the Company’s or its subsidiaries’ ability to make payments in respect of any other Indebtedness if an event of default under the Note has occurred and is continuing or would result therefrom; and (iv) a requirement that, in the event the Company or any subsidiary seeks debtor-in-possession financing, Lind must be provided a right of first refusal to provide all or any portion of such DIP financing in its sole and absolute discretion. Additionally, unless waived by Lind, we are required to immediately utilize 100% of the net proceeds from the issuance of any indebtedness (other than permitted indebtedness) or preferred stock (other than exempted securities) to repay the outstanding principal amount due under the Note.

Our obligations under the Note are secured by a first-priority security interest in substantially all of the assets of the Company and the guarantors pursuant to the terms of a security agreement in favor of Lind. We and one of our subsidiaries, NextTrip Holdings, Inc., have also entered into a pledge agreement in favor of Lind with respect to the equity interests that we hold in our subsidiaries, together with all distributions, voting rights, and proceeds relating thereto, to secure the Company’s obligations under the transaction documents. In addition, certain of our subsidiaries have guaranteed all of our obligations pursuant to the terms of the guaranty, and we and certain of our subsidiaries have entered into a pledge agreement pursuant to which we have pledged all of the equity interests we hold (directly and indirectly) in our subsidiaries.

The Warrant entitles Lind to purchase up to 1,030,928 shares of our common stock at an exercise price of $3.88 per share, subject to adjustment, at any time during the five-year period commencing on July 21, 2026. The exercise price is subject to full-ratchet anti-dilution adjustment in the event the Company issues additional shares of common stock or common stock equivalents (other than exempted securities) at a price below the then-current exercise price. The Warrant may be exercised via cashless exercise in the event there is no effective registration statement covering the shares of common stock underlying the Warrant. In the event of a fundamental transaction, Lind may elect to have the Company (or any successor entity) purchase the unexercised portion of the Warrant for cash at the Black Scholes Value (as defined in the Warrant). The issuance of shares upon exercise of the Warrant is subject to the beneficial ownership limitation of 4.99% (subject to increase to 9.99% at Lind’s election upon 61 days’ prior written notice) and the 19.99% Exchange Cap, unless stockholder approval is obtained in accordance with Nasdaq Listing Rule 5635(d).

Pursuant to the SPA, we agreed to file a registration statement within 30 days of the closing to register for resale all of the Note Shares and Warrant Shares issued to Lind in the offering. We are required to have the registration statement declared effective no later than 90 days following the closing date. The Company is obligated to pay liquidated damages of 1% of the then-outstanding principal amount of the Note for each filing failure, effectiveness failure, maintenance failure, or current public information failure, payable within five days of such failure and on each 30-day anniversary thereafter until cured.

Additional information with respect to the July 2026 Convertible Note Transaction is contained in this prospectus under the Heading “Selling Stockholder” and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2026.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the Shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the Shares by the selling stockholder. However, we will receive proceeds from the sales, if any, of Shares upon the selling stockholder’s exercise of the Warrants by payment of cash.

We cannot predict the number or value of the Shares if, when and in what amounts the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised or may be exercised via cashless exercise, in which case we would not receive any cash proceeds. We currently intend to use any proceeds that we receive from the cash exercise of the Warrants for general corporate purposes, including operating expenses, capital expenditures and working capital.

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SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder or their transferees, pledgees, assignees, distributees, donees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 3,402,063 shares of our common stock, which are comprised of (i) up to 2,371,135 shares of common stock which are issuable upon conversion of the Note and (ii) up to 1,030,928 shares of common stock which are issuable upon exercise of the Warrant. The Note and the Warrant were issued in a private transaction pursuant to a Securities Purchase Agreement, dated July 21, 2026, by and between the Company and Lind Global Fund III LP.

The shares of common stock being offered by the selling stockholder constitute the Conversion Shares and the Warrant Shares. For additional information regarding the issuances of those shares of common stock, see “The July 2026 Convertible Note Transaction” above. In accordance with the terms of the SPA, we are registering the Shares in order to permit the selling stockholder to offer the Shares for resale from time to time. Except for the ownership of the Shares, the selling stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder, the Shares that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding Shares the selling stockholder will own assuming all of the shares covered by this prospectus are sold by such selling stockholder.

The number of Shares owned by the selling stockholder is based upon its ownership of the Shares and securities convertible or exercisable into shares of common stock, as of August 17, 2026, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into Shares held by the selling stockholder on that date, if applicable, without regard to any limitations on conversions or exercises. The Securities contain provisions preventing the conversion or exercise thereof to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of Shares which would exceed 4.99% of the Company’s then outstanding Shares (or 9.99% of the Company’s then outstanding Shares to the extent that the holder, together with its affiliates, beneficially owns in excess of 4.99% of shares of the Company’s then outstanding shares of common stock at the time of such exercise or conversion) (the “Contractual Limitation”). In addition, the Securities contain provisions preventing the number of Shares issuable upon conversion of the Note and the exercise of the Warrant, respectively, if such conversion or exercise would result in the holder obtaining greater than 19.99% of the Company’s voting securities (the “19.99% Limitation”). We intend to seek stockholder approval for conversion of the Note and the exercise of the Warrant in excess of 19.99% of our voting securities at a meeting of stockholders, and the 19.99% Limitation would terminate if such approval is obtained, although the Contractual Limitation would remain.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

The information in the table is based on 15,086,101 shares outstanding as of August 17, 2026, and was prepared based on information supplied to us by the selling stockholder and upon information in our possession. Information concerning the selling stockholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when required.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

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The selling stockholder is not required to sell any shares of our common stock and there is no assurance that the selling stockholder will sell any or all of the shares of our common stock covered by this prospectus. We are currently not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Beneficially Owned Before Offering(1)			Shares of Common Stock Offered Under this		Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number		Percentage	Prospectus		Number	Percentage
Lind Global Fund III LP(3)	752,796	(1)(3)	4.99%	3,402,063	(2)	0	0%

(1)	Based on 15,086,101 shares of our common stock outstanding at August 17, 2026.

(2)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the selling stockholder to third parties.

(3)	The securities are directly held by Lind Global Fund III LP. The number of Shares set forth in Column 2 are subject to the Contractual Limitation. The number of Shares set forth in Column 4 does not give effect to the Contractual Limitation or the 19.99% Limitation. Jeff Easton is the Managing Member of The Lind Partners, LLC which is the Investment Manager of Lind, and in such capacity has the right to vote and dispose of the securities held by Lind. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The business address of Lind is 444 Madison Avenue, 41st floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately-negotiated transactions;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of our common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of our common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. the maximum consideration or discount to be received by any member of the FINRA may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by TroyGould PC, Los Angeles, California.

EXPERTS

Haynie & Company, the Company’s independent registered public accounting firm, has audited the Company’s financial statements at February 28, 2026 and February 29, 2025, and for the fiscal years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, filed with the SEC on May 29, 2026;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 1, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2026, filed with the SEC on July 15, 2026;

●	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on June 4, 2026, June 15, 2026, July 1, 2026, July 15, 2026, July 17, 2026 ,July 22, 2026; August 4, 2026, and August 6,2026.

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-38015) filed with the SEC on February 14, 2017, including any amendment or report filed for the purpose of updating such description, and Exhibit 4.23 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2026.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NextTrip, Inc.

Attention: Corporate Secretary

1560 Sawgrass Corporate Parkway, Suite 400

Sunrise, Florida 33323

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://investors.nexttrip.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or the registration statement of which this prospectus is a part.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered by the selling stockholder hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We also maintain a website at www.nexttrip.com. You may access these materials at our corporate website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our corporate website is not a part of this prospectus and the inclusion of our corporate website address in this prospectus is an inactive textual reference only.

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3,402,063 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

Amount to be Paid
SEC Registration Fee	$657.75
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Miscellaneous fees and expenses	$2,000
Total	$27,657.75

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Nevada law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The registrant has filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto, provided in the documents incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 24, 2022, and incorporated herein by reference).
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 12, 2022, and incorporated herein by reference).
3.3	Amended and Restated Bylaws of the Company, as amended. (filed by the Company as Exhibit 3.12 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).
3.4	Amendment No. 3 to Amended and Restated Bylaws of Sigma Additive Solutions, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 16, 2022, and incorporated herein by reference).
3.5	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 22, 2023 and incorporated herein by reference).
3.6	Certificate of Amendment, effective March 13, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 12, 2024 and incorporated herein by reference).
3.7	Certificate of Designation of Series A Convertible Preferred Stock (filed as Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed May 29, 2026 and incorporated herein by reference).
3.8	Certificate of Designation of Series E Convertible Preferred Stock (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed January 27, 2020 and incorporated herein by reference)
4.1	Form of Warrant by and between the Company and Lind Global Fund III LP dated July 21, 2026 (filed as Exhibit 4.1 to the Company’s Current Report on form 8-K filed on July 22, 2026, and incorporated herein by reference.)
5.1*	Opinion of TroyGould PC.
10.1	Securities Purchase Agreement dated as of July 21, 2026 by and between the Company and Lind Global Fund III LP. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 22, 2026 and incorporated herein by reference)
10.2	Form of Senior Secured Convertible Promissory Note dated July 21, 2026 issued by the company to Lind Global Fund III LP (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 22, 2026 and incorporated herein by reference)
10.3	Form of Security Agreement dated July 21, 2026 between the Company and Lind Global Fund III LP (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 22, 2026 and incorporated herein by reference)
10.4	Form of Guaranty dated July 21, 2026 in favor of Lind Global Fund III LP (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 22, 2026 and incorporated herein by reference)
10.5	Form of Pledge Agreement dated July 21, 2026 in favor of Lind Global Fund III LP (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 22, 2026 and incorporated herein by reference)
23.1*	Consent of Haynie & Company.
23.2*	Consent of TroyGould PC. (included in Exhibit 5.1 to the Company’s Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on August 19, 2026.

NEXTTRIP, INC.

By:	/s/ William Kerby
William Kerby
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints William Kerby and Frank Orzechowski, and each of them, as his true and lawful attorneys-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in fact proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection wherewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ William Kerby	Chief Executive Officer and Director	August 19, 2026
William Kerby	(Principal Executive Officer)

/s/ Frank Orzechowski	Chief Financial Officer	August 19, 2026
Frank Orzechowski	(Principal Financial and Accounting Officer)

/s/ Donald P. Monaco	Chair of the Board of Directors	August 19,2026
Donald P. Monaco

/s/ Jimmy Byrd	Director	August 19, 2026
Jimmy Byrd

/s/Carmen Diges	Director	August 19, 2026
Carmen Diges

/s/ David Jiang	Director	August 19, 2026
David Jiang

/s/Stephen Kircher	Director	August 19,2026
Stephen Kircher

/s/Andy Kaplan	Director	August 19, 2026
Andy Kaplan

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